Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2021 and subsequent quarterly reports on Form 10-Q, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
•risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2021 and subsequent quarterly reports on Form 10-Q and subsequent quarterly reports on Form 10-Q.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Investor Relations Senior Manager	Corporate Communications Manager
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces First Quarter 2021 Operating Results

NORTH BETHESDA, Md. (May 5, 2021) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2021. For the three months ended March 31, 2021 and 2020, net income available for common shareholders was $0.60 per diluted share and $0.70 per diluted share, respectively.
Highlights for the quarter and subsequent events include:
•Generated funds from operations available to common shareholders (FFO) per diluted share of $1.17 for the quarter compared to $1.50 for the first quarter 2020.
•Signed leases for 506,307 square feet of comparable space in the first quarter at an average rent of $36.58 psf and achieved cash basis rollover growth of 9%.
•Ended the quarter with $780 million of cash on hand, $1 billion of availability on its undrawn revolving credit facility and no public bonds maturing until 2023.
•Acquired an 80% interest in Chesterbrook, a grocery-anchored shopping center, in McLean, Virginia subsequent to quarter end based on a gross value of $32.1 million.
•Declared a regular quarterly cash dividend of $1.06 per common share, resulting in an indicated annual rate of $4.24 per common share payable on July 15, 2021 to common shareholders of record as of June 22, 2021.
•Provided 2021 earnings per diluted share guidance of $1.54 to $1.70 and an FFO per diluted share guidance range of $4.54 to $4.70.
•Provided 2022 earnings per diluted share guidance of $1.74 to $1.94 and an updated 2022 FFO per diluted share guidance range of $5.05 to $5.25.
“A strong quarter on all fronts as our markets continue the re-opening process,” said Donald C. Wood, Chief Executive Officer. “We saw another quarter of strong leasing demand from a broad base of high-quality tenants with first quarter 2021 leasing over 37% higher than our 10-year first quarter average. Federal’s high-quality open-air shopping centers and mixed-use communities remain at the top of the list as tenants look to relocate and expand their real estate presence.”

Financial Results
Net income available for common shareholders was $46.2 million and earnings per diluted share was $0.60 for first quarter 2021 versus $52.8 million and $0.70, respectively, for first quarter 2020.
In the first quarter 2021, Federal Realty generated FFO of $91.1 million, or $1.17 per diluted share. This compares to FFO of $114.3 million, or $1.50 per diluted share, in first quarter 2020.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The portfolio was 91.8% leased as of March 31, 2021, and the comparable portfolio was 91.7% leased.
During the first quarter 2021, Federal Realty signed 110 leases for 514,636 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 506,307 square feet at an average rent of $36.58 per square foot compared to the average contractual rent of $33.64 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 9%, 17% on a straight-line basis.

COVID-19 Operational Update
All 101 properties remain open and operating. Approximately 98% of our retail tenants based on annualized base rent were open and operating as of April 30, 2021. Annualized base rent reflects the aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied commercial spaces.
As of April 27, 2021, the Company has collected approximately 90% of total first quarter 2021 billed recurring rents. Including rent deferral and abatement agreements, total addressed recurring rent was 96%.
With $780 million of cash and cash equivalents as of March 31, 2021, Federal Realty has approximately $1.8 billion of liquidity in cash and undrawn availability under its $1 billion revolving credit facility.

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend of $1.06 per common share, resulting in an indicated annual rate of $4.24 per common share. The regular common dividend will be payable on July 15, 2021 to common shareholders of record as of June 22, 2021.
Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per

depositary share. All dividends on the depositary shares will be payable on July 15, 2021, to shareholders of record as of July 1, 2021.

Summary of Other Quarterly Activities and Recent Developments
March 19, 2021 – Federal Realty sold an 8-acre portion of Graham Park Plaza in Falls Church, Virginia for gross proceeds of $20.3 million.
April 16, 2021 – Federal Realty amended its term loan subsequent to quarter end extending the term to April 16, 2024 plus two one-year extensions, reducing the spread over LIBOR from 135 bps to 80 bps and repaying $100.0 million of the existing loan for a remaining balance of $300.0 million.
April 30, 2021 – Federal Realty acquired Chesterbrook, a 90,000 square foot shopping center anchored by Safeway and Rite Aid located in McLean, Virginia. The acquisition closed subsequent to quarter end based on a gross value of $32.1 million. This acquisition was completed through a newly formed joint venture, in which Federal Realty owns an 80% interest.
Guidance
Federal Realty provided 2021 guidance for earnings per diluted share of $1.54 to $1.70 and 2021 FFO per diluted share guidance of $4.54 to $4.70.
Additionally, Federal Realty provided 2022 guidance for earnings per diluted share of $1.74 to $1.94 and 2021 FFO per diluted share guidance of $5.05 to $5.25.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of Federal Realty’s operating performance on its first quarter 2021 earnings conference call, which is scheduled for Wednesday, May 5, 2021 at 5:00 PM ET. To participate, please call 877.407.9208 five to ten minutes prior to the call start time and use the passcode 13718245 (required). The teleconference can also be accessed via a live webcast at www.federalrealty.com in the Investors section. A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through May 19, 2021 by dialing 844.512.2921; Passcode: 13718245.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty’s mission is to deliver long-term, sustainable growth through investing in communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 101 properties include approximately 2,800 tenants, in 23 million square feet, and approximately 2,900 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 53 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.federalrealty.com.

Safe Harbor Language
Certain matters discussed within this Press Release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 11, 2021, and include the following:
•risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;
•risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;
•risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;
•risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;
•risks that our growth will be limited if we cannot obtain additional capital;
•risks associated with general economic conditions, including local economic conditions in our geographic markets;
•risks of financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense;
•risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT; and
•risks related to natural disasters, climate change and public health crises (such as the outbreak and worldwide spread of COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address them, may precipitate or materially exacerbate one or more of the above-mentioned risks, and may significantly disrupt or prevent us from operating our business in the ordinary course for an extended period.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Press Release. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2021 and subsequent quarterly reports on Form 10-Q.

Federal Realty Investment Trust
Consolidated Income Statements
March 31, 2021
	Three Months Ended
	March 31,
	2021	2020
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$217,135	$230,798
Mortgage interest income	1,026	759
Total revenue	218,161	231,557
EXPENSES
Rental expenses	49,238	44,312
Real estate taxes	29,420	29,064
General and administrative	10,258	10,251
Depreciation and amortization	63,874	62,188
Total operating expenses	152,790	145,815

Gain on sale of real estate and change in control of interest	17,428	—

OPERATING INCOME	82,799	85,742

OTHER INCOME/(EXPENSE)
Other interest income	363	308
Interest expense	(32,085)	(28,445)
Loss from partnerships	(1,338)	(1,164)
NET INCOME	49,739	56,441
Net income attributable to noncontrolling interests	(1,503)	(1,678)
NET INCOME ATTRIBUTABLE TO THE TRUST	48,236	54,763
Dividends on preferred shares	(2,010)	(2,010)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$46,226	$52,753

EARNINGS PER COMMON SHARE, BASIC AND DILUTED:
Net income available for common shareholders	$0.60	$0.70
Weighted average number of common shares	76,842	75,360

Federal Realty Investment Trust
Consolidated Balance Sheets
March 31, 2021
	March 31,	December 31,
	2021	2020
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,731,961 and $1,703,202 of consolidated variable interest entities, respectively)	$7,840,664	$7,771,981
Construction-in-progress (including $35,359 and $44,896 of consolidated variable interest entities, respectively)	868,193	810,889
	8,708,857	8,582,870
Less accumulated depreciation and amortization (including $347,041 and $335,735 of consolidated variable interest entities, respectively)	(2,393,380)	(2,357,692)
Net real estate	6,315,477	6,225,178
Cash and cash equivalents	779,901	798,329
Accounts and notes receivable, net	161,249	159,780
Mortgage notes receivable, net	39,879	39,892
Investment in partnerships	12,148	22,128
Operating lease right of use assets	82,721	92,248
Finance lease right of use assets	50,795	51,116
Prepaid expenses and other assets	227,431	218,953
TOTAL ASSETS	$7,669,601	$7,607,624
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable, net (including $397,084 and $413,681 of consolidated variable interest entities, respectively)	$466,950	$484,111
Notes payable, net	403,081	402,776
Senior notes and debentures, net	3,404,879	3,404,488
Accounts payable and accrued expenses	254,515	228,641
Dividends payable	84,872	83,839
Security deposits payable	20,867	20,388
Operating lease liabilities	63,023	72,441
Finance lease liabilities	72,045	72,049
Other liabilities and deferred credits	156,227	152,424
Total liabilities	4,926,459	4,921,157
Commitments and contingencies
Redeemable noncontrolling interests	138,182	137,720
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 77,706,466 and 76,727,394 shares issued and outstanding, respectively	781	771
Additional paid-in capital	3,386,917	3,297,305
Accumulated dividends in excess of net income	(1,024,417)	(988,272)
Accumulated other comprehensive loss	(2,300)	(5,644)
Total shareholders’ equity of the Trust	2,520,978	2,464,157
Noncontrolling interests	83,982	84,590
Total shareholders’ equity	2,604,960	2,548,747
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,669,601	$7,607,624

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
March 31, 2021
	Three Months Ended
	March 31,
	2021	2020
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$49,739	$56,441
Net income attributable to noncontrolling interests	(1,503)	(1,678)
Gain on sale of real estate and change in control of interest	(17,428)	—
Depreciation and amortization of real estate assets	57,103	56,046
Amortization of initial direct costs of leases	4,744	4,900
Funds from operations	92,655	115,709
Dividends on preferred shares (2)	(2,010)	(1,875)
Income attributable to operating partnership units (3)	785	790
Income attributable to unvested shares	(325)	(356)
FFO	$91,105	$114,268
Weighted average number of common shares, diluted (2)(3)	77,582	76,208
FFO per diluted share	$1.17	$1.50

Dividends and Payout Ratios
Regular common dividends declared	$82,371	$79,403
Dividend payout ratio as a percentage of FFO	90%	69%

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$84,701	$116,765
Tenant improvements and incentives	12,771	10,661
Total non-maintenance capital expenditures	97,472	127,426
Maintenance capital expenditures	3,861	2,762
Total capital expenditures	$101,333	$130,188

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$2,646	$2,927
Depreciation and amortization	(1,464)	(1,457)
Interest expense	(464)	(582)
Net income	$718	$888
Notes:
1)See Glossary of Terms.
2)For the three months ended March 31, 2020, dividends on our Series 1 preferred stock were not deducted in the calculation of FFO available to common shareholders, as the related shares were dilutive and included in "weighted average common shares, diluted."
3)For the three months ended March 31, 2021 and 2020, the weighted average common shares used to compute FFO per diluted common share includes operating partnership units that were excluded from the computation of diluted EPS. Conversion of these operating partnership units is dilutive in the computation of FFO per diluted share but is anti-dilutive for the computation of dilutive EPS for these periods.
4)Amounts reflect the components of "net income attributable to noncontrolling interests," but exclude "income attributable to operating partnership units."

Federal Realty Investment Trust
COVID-19 Collectibility Related Impacts
March 31, 2021

The following provides supplemental information regarding our collectibility related impacts resulting from COVID-19 for the three months ended March 31, 2021. The primary drivers of our collectibility impacts in the quarter are from tenants who we account for on a cash basis or converted to a cash basis of accounting during the quarter, as we did not receive full contractual rent payments, as well as COVID-19 related rent abatements. We change a tenant to a cash basis of accounting when we determine collection of substantially all lease payments during the lease term is not considered probable; revenue is then limited to the lesser of revenue recognized under accrual accounting or cash received. Our full revenue recognition policy with respect to leases can be found in Note 2 of our December 31, 2020 Annual Report on Form 10-K.

Collectibility Impacts for the Quarter Ended March 31, 2021

	Accounts Receivable Impact	Straight-Line Rent Receivable Impact	Total
	(in thousands)
Total collectibility impact (1)	$14,351	$449	$14,800

Note:
1)	Includes approximately $10 million related to the abatement of Q1 2021 contractual rents due to COVID-19.
Other Information on Cash Basis Tenants

	As of March 31, 2021
	Total	% Recognized on a Cash Basis
Active commercial tenant leases	2,770	34%
Annualized base rent from commercial tenants (in millions) (2)	$625	26%
Rent Deferrals and Rent Abatements

Cumulative contractual rent deferred (in millions) (3)	$36
Cumulative deferral payments collected through March 31, 2021 (in millions) (4)	$11
Contractual rent abated (in millions) (5)	$10

Notes:
2)	See Glossary of Terms.
3)	Total contractual rent for April 2020 through March 2021 that has been deferred pursuant to modification agreements signed through March 31, 2021. Accrual basis tenants comprise approximately 58% of this cumulative deferred rent for executed agreements in place as of March 31, 2021.
4)	Deferral payments collected to date represent approximately 85% of the amounts agreed to be repaid by March 31, 2021.
5)	Total contractual rent abated related to the three months ended March 31, 2021.

Federal Realty Investment Trust
Components of Rental Income (1)
March 31, 2021

	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Minimum rents (2)
Commercial	$156,838	$158,805
Residential	19,297	20,618
Cost reimbursements	46,092	43,703
Percentage rents	1,045	1,820
Other	8,214	8,854
Collectibility related impact	(14,351)	(3,002)
Total rental income	$217,135	$230,798

Notes:
1)All income from tenant leases is reported as a single line item called "rental income." We have provided the above supplemental information with a breakout of the contractual components of the rental income line, however, these breakouts are provided for informational purposes only and should be considered a non-GAAP presentation.
2)Minimum rents include the following:

	Three Months Ended
	March 31,
	2021	2020
	(in millions)

Straight-line rents	$2.2	$4.2
Amortization of in-place leases	$1.6	$0.9

Federal Realty Investment Trust
Comparable Property Information
March 31, 2021

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q1 include: Assembly Row Phase 3, Cocowalk, The Commons at Darien, Pike & Rose Phase 3, 700 Santana Row, Freedom Plaza, and all properties acquired or disposed of from Q1 2020 to Q1 2021. Comparable Property property operating income ("Comparable Property POI") is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period. However, given the impacts of COVID-19, management believes this metric is less relevant in the current environment, and is not necessarily indicative of our results.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Operating income	$82,799	$85,742
Add:
Depreciation and amortization	63,874	62,188
General and administrative	10,258	10,251
Gain on sale of real estate and change in control of interest	(17,428)	—
Property operating income (POI)	139,503	158,181
Less: Non-comparable POI - acquisitions/dispositions	(18)	(2,592)
Less: Non-comparable POI - redevelopment, development & other	(6,078)	(3,066)
Comparable property POI	$133,407	$152,523

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	March 31,
	2021	2020	% Change
	(in thousands)
Rental income	$207,843	$220,921

Rental expenses	(46,416)	(40,752)
Real estate taxes	(28,020)	(27,646)
	(74,436)	(68,398)

Comparable property POI	$133,407	$152,523	(12.5)%

Comparable Property - Summary of Capital Expenditures (1)
	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Redevelopment and tenant improvements and incentives	$23,782	$32,272
Maintenance capital expenditures	3,725	2,562
	$27,507	$34,834

Comparable Property - Occupancy Statistics (2)
	At March 31,
	2021	2020
GLA - comparable commercial properties	22,521,000	22,628,000
Leased % - comparable commercial properties	91.7%	94.3%
Occupancy % - comparable commercial properties	89.4%	92.3%

Notes:
1)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.
2)	See page 27 for entire portfolio occupancy statistics.

Federal Realty Investment Trust
Market Data
March 31, 2021
	March 31,
	2021	2020
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	78,446	76,367
Market price per common share	$101.45	$74.61
Common equity market capitalization including operating partnership units	$7,958,347	$5,697,742

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000	25,000
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$8,118,347	$5,857,742

Total debt	$4,274,910	$4,354,413
Less: cash and cash equivalents	(779,901)	(994,688)
Total net debt (3)	$3,495,009	$3,359,725

Total market capitalization	$11,613,356	$9,217,467

Total net debt to market capitalization at market price per common share	30%	36%

Notes:
1)Amounts include 739,601 and 744,617 operating partnership units outstanding at March 31, 2021 and 2020, respectively.
2)These shares, issued March 8, 2007, are unregistered.
3)Total net debt includes mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs and net of cash and cash equivalents from our consolidated balance sheet

Federal Realty Investment Trust
Summary of Outstanding Debt
March 31, 2021
	As of March 31, 2021
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (8)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Plaza Del Sol	12/1/2021	5.23%	$7,992
The AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	65,109
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,339
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Hoboken (24 Buildings) (2)	12/15/2029	LIBOR + 1.95%	56,450
Various Hoboken (14 Buildings)	Various through 2029	Various (3)	32,482
Chelsea	1/15/2031	5.36%	5,140
Hoboken (1 Building) (4)	7/1/2042	3.75%	16,478
Subtotal			468,795
Net unamortized debt issuance costs and premium			(1,845)
Total mortgages payable, net			466,950		3.96%

Notes payable
Term loan (5)	5/6/2021	LIBOR + 1.35%	400,000
Revolving credit facility (6)	1/19/2024	LIBOR + 0.775%	—
Various	Various through 2028	11.31%	3,256
Subtotal			403,256
Net unamortized debt issuance costs			(175)
Total notes payable, net			403,081		2.00%	(9)

Senior notes and debentures
Unsecured fixed rate
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	600,000
1.25% notes	2/15/2026	1.25%	400,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
3.20% notes	6/15/2029	3.20%	400,000
3.50% notes	6/1/2030	3.50%	400,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.63%	250,000
Subtotal			3,419,200
Net unamortized debt issuance costs and premium			(14,321)
Total senior notes and debentures, net			3,404,879		3.49%

Total debt, net			$4,274,910	(7)

Total fixed rate debt, net			$3,875,033	91%	3.55%
Total variable rate debt, net			399,877	9%	1.92%	(9)
Total debt, net			$4,274,910	100%	3.40%	(9)

	Three Months Ended
	March 31,
	2021	2020
Operational Statistics
Ratio of EBITDAre to combined fixed charges and preferred share dividends (10)	3.07x	3.95x

Notes:
1)Mortgages payable does not include our share of debt on our unconsolidated real estate partnerships. At March 31, 2021, our share of unconsolidated debt was approximately $27.9 million. At March 31, 2021, our noncontrolling interests' share of mortgages payable was $45.8 million.
2)We have two interest rate swap agreements that fix the interest rate on the mortgage loan at 3.67%.
3)The interest rates on these mortgages range from 3.91% to 5.00%.
4)The mortgage loan has a fixed interest rate; however, the rate resets every five years until maturity. The current rate is fixed until July 1, 2022, and the loan is prepayable at par anytime after this date.
5)On April 16, 2021, we repaid $100.0 million of the term loan, amended the agreement on the remaining $300.0 million to lower the current spread over LIBOR from 135 basis points to 80 basis points based on our current credit rating, and extended the maturity date to April 16, 2024, along with two one-year extensions, at our option.
6)During the three months ended March 31, 2021, there were no borrowings on our revolving credit facility.
7)The weighted average remaining term, including the amendment of our term loan agreement as described in Note 5, on our mortgages payable, notes payable, and senior notes and debentures is approximately 9 years.
8)The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 9.
9)The weighted average effective interest rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.
10)Fixed charges consist of interest on borrowed funds and finance leases (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2021
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
	(in thousands)
2021	$3,805	$107,718	(1)	$111,523		2.6%	2.6%	2.1%
2022	4,134	116,323		120,457		2.8%	5.4%	3.9%
2023	4,314	275,000		279,314		6.5%	11.9%	3.0%
2024	4,344	900,000	(1)	904,344		21.1%	33.0%	3.1%	(4)
2025	4,068	44,298		48,366		1.1%	34.1%	3.9%
2026	3,465	452,450		455,915		10.6%	44.7%	2.1%
2027	3,048	690,570		693,618		16.2%	60.9%	3.8%
2028	2,934	—		2,934		0.1%	61.0%	6.6%
2029	2,770	458,099		460,869		10.7%	71.7%	3.3%
2030	1,141	400,000		401,141		9.4%	81.1%	3.8%
Thereafter	6,871	805,899		812,770		18.9%	100.0%	4.2%
Total	$40,894	$4,250,357		$4,291,251	(2)	100.0%

Notes:
1)The "maturities" and "weighted average rate" reflect the April 16, 2021 amendment of our $400.0 million term loan, where we repaid $100.0 million, amended the agreement on the remaining $300.0 million to lower the current spread over LIBOR from 135 basis points to 80 basis points based on our current credit rating, and extended the maturity date to April 16, 2024, along with two one-year extensions, at our option.
2)The total debt maturities differ from the total reported on the consolidated balance sheet due to the debt issuance costs and unamortized net premium/discount and on certain mortgage loans, notes payable, and senior notes as of March 31, 2021.
3)The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
4)The weighted average rate excludes $0.6 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility, which had no balance outstanding at March 31, 2021. Our revolving credit facility matures on January 19, 2024, plus two six-month extensions at our option.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2021

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

The Commons at Darien	Darien, CT	Demolition of a 45,000 square foot anchor space to construct 75,000 square feet of new retail space, 122 rental apartments, and 720 parking spaces	6%	$110 - $120	$34	2023
Cocowalk	Coconut Grove, FL	Entire shopping center redevelopment to include: demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building with 24,000 square feet of retail; complete renovation of the west wing.	6%	$93 - $97	$77	2021
Freedom Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$33	2021
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$22	$22	2021
7021 Hollywood Blvd	Los Angeles, CA	Renovation of the center and three vacant spaces to accommodate a new 39,000 square foot anchor tenant	9%	$19	$15	2021
Lawrence Park	Broomall, PA	Full shopping center redevelopment to include expansion of Main Line Health into vacant lower level space, creation of 17,800 square feet of small shop space converted from vacated anchor space, a new 2,000 square foot bank pad building, and a façade renovation for the entire center.	8%	$12	$6	2022
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$10	2021
Flourtown	Flourtown, PA	Development of a new 4,550 square foot two-tenant pad building	7%	$3	$0	2021
Sylmar Towne Center	Sylmar, CA	Development of a new 3,800 square foot two-tenant pad building	6%	$3	$2	2021
Azalea	Southgate, CA	Development of a new 3,000 square foot single tenant pad building	7%	$3	$0	2022
Total Active Redevelopment projects (4)			6%	$314 - $332	$199

Active Property Improvement Projects (6)
Various Properties		Ongoing improvements at 17 properties to better position properties to capture a disproportionate amount of retail demand post-COVID	7% - 13%	$76	$10
Notes:
(1)There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.
(2)Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects generally does not include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property but may for certain property improvement projects.
(3)Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.
(4)All subtotals and totals reflect cost weighted-average ROIs.
(5)Project formerly known as Jordan Downs Plaza. Cost to date and projected cost are net of the proceeds we will receive from our New Market Tax Credit structure. See Note 3 of our December 31, 2019 Form 10-K for additional information. Stabilization has been impacted by the COVID-19 pandemic.
(6)Property improvements projects generally consist of façade renovations, site improvements, landscaping, improved outdoor amenity spaces, and other upgrades to improve the overall look and environment of the property. These projects improve overall tenant and customer experiences, improve market rents, drive leasing demand, and/or provide outdoor spaces critical to meeting the needs of the current environment. Returns on these projects are typically seen over one to five years, however, some projects could extend beyond that. Projected ROI range reflects management’s best estimate of the long term expected return on cost of these investments.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
March 31, 2021

Impacts of COVID-19 Pandemic:
Information provided below reflects management’s best estimate based on current available information, however the completion of construction, final costs, return on investment, and timing of stabilization may be impacted by COVID-19.

		Projected	Total	Costs to
Property (1)	Opportunity	ROI (2)	Cost (3)	Date		Expected Opening Timeframe
			(in millions)	(in millions)
Assembly Row, Somerville, MA
Phase III	- 277,000 SF of office - 500 residential units - 56,000 SF of retail	6%	$465 - 485	$379		150,000 square feet of office space pre-leased
						Opening projected to begin in 2021

Future Phases	- 1.5M SF of commercial - 329 residential units	TBD	TBD

Pike & Rose, North Bethesda, MD
Phase III	-212,000 SF of office -7,000 SF of retail	6-7%	$128 - 135	$103	(4)	Opening began in Q3 2020 138,000 square feet leased
Future Phases	- 740,000 SF of commercial - 741 residential units	TBD	TBD

Santana Row, San Jose, CA
Santana West	- 376,000 SF of office - 1,750 parking spaces	6-7%	$250 - 270	$141		Opening projected to begin in 2022
Future Phases	-321,000 SF of commercial -395 residential units -604,000 SF of commercial at Santana West	TBD	TBD

Notes:

(1)	Anticipated opening dates, total cost, and projected return on investment (ROI) are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project. Phase I of Santana West includes an allocation of infrastructure for the Santana West site.
(4)	Federal Realty Investment Trust is leasing 45,000 square feet of office space at a market rent in Pike & Rose Phase III, which delivered in August 2020. Revenue related to this rent will be eliminated in the consolidated financial statements.

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2021

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Fresh Meadows	Queens, NY	Sylmar Towne Center	Sylmar, CA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.
	Barracks Road	Charlottesville, VA	Huntington	Huntington, NY
	Bethesda Row	Bethesda, MD	Plaza El Segundo	El Segundo, CA
	Dedham Plaza	Dedham, MA	Riverpoint Center	Chicago, IL
	Fairfax Junction	Fairfax, VA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY	Willow Grove	Willow Grove, PA
	Hastings Ranch Plaza	Pasadena, CA

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Bala Cynwyd	Bala Cynwyd, PA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Santana West (3)	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase III include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase III include approximately 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as approximately 604,000 square feet of commercial space at Santana West.

Federal Realty Investment Trust
Significant Property Acquisition, Disposition, and Other Transactions
March 31, 2021

Significant Property Acquisition

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
April 30, 2021	Chesterbrook	McLean, Virginia	90,000	$32.1	Safeway / Walgreens / Rite Aid / Starbucks	(1)
(1) This acquisition was completed through a newly formed joint venture, in which we own an 80% interest.

Significant Disposition

Date	Property	City/State	Sales Price
			(in millions)
March 19, 2021	Graham Park Plaza (portion)	Falls Church, Virginia	$20.3

Significant Other Transactions

Date	Type	Property	City/State	Purchase Price
				(in millions)
January 4, 2021	Acquisition of partner interest	Pike & Rose (hotel)	North Bethesda, Maryland	$2.3	(2)
February 22, 2021	Acquisition of fee interest (24 acres)	Mount Vernon Plaza	Alexandria, Virginia	$5.6	(3)
(2) We acquired our partner's 20% interest; and consequently, now own 100% of the hotel and consolidated the asset. Additionally, we repaid the $31.5 million mortgage loan encumbering the hotel.
(3) We now own the entire fee interest on this property.

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$49,479		10	113,000	93%		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	245,732		17	529,000	93%	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Birch & Broad		Washington-Arlington-Alexandria, DC-VA-MD-WV	16,346		10	144,000	87%		51,000	Giant Food	CVS / Staples
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	105,956		21	323,000	86%	194	25,000	The Fresh Market	Buy Buy Baby / Ulta / Barnes & Noble
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	7,093		2	37,000	76%
Fairfax Junction	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	41,228		11	124,000	99%		23,000	Aldi	CVS / Planet Fitness
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,727		18	249,000	96%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,218		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	31,029		16	208,000	87%				Ross Dress For Less / Ashley Furniture HomeStore / CVS
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	21,655		10	132,000	83%		58,000	Giant Food
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,495		7	73,000	100%		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	59,937		26	360,000	90%		61,000	Giant Food	Marshalls / L.A. Fitness / HomeGoods
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	37,684		26	235,000	93%		55,000	Giant Food	Petsmart / Office Depot
Montrose Crossing		Washington-Arlington-Alexandria, DC-VA-MD-WV	165,101	65,109	36	368,000	93%		73,000	Giant Food	Marshalls / Home Depot Design Center / Old Navy / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	93,008		29	564,000	97%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,069		10	91,000	95%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	30,101		25	228,000	95%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	106,982		14	297,000	84%		45,000	Harris Teeter	TJ Maxx / DSW / Ulta
Pike & Rose	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	699,057		24	527,000	97%	765			Porsche / Uniqlo / REI / H&M / L.L. Bean / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	49,625		13	172,000	90%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,888		10	116,000	94%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	41,146		16	268,000	96%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	49,829	4,386	12	187,000	74%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,683		14	N/A	98%	282
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,728		12	111,000	88%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	5,786		5	50,000	90%		11,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	69,103	6,851	16	262,000	79%		28,000	Harris Teeter	CVS / AMC / Carlyle Grand Café
Wildwood Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	27,453		12	88,000	98%		20,000	Balducci's	CVS / Flower Child
		Total Washington Metropolitan Area	2,174,138		423	5,975,000	91%

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,480	40,000	22	223,000	99%				Marshalls / Ross Dress for Less / Ulta / Michaels
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	111,203	12,339	32	330,000	91%		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	13,294		1	42,000	88%				Banana Republic / True Food Kitchen
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	90,605		22	243,000	94%		32,000	Sprouts	Total Wine & More / Rite Aid
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,304		32	440,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	54,061		18	298,000	94%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Bob's Discount Furniture
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	27,076		3	71,000	78%				CB2
Freedom Plaza	(4)	Los Angeles-Long Beach-Anaheim, CA	40,814		9	100,000	100%		31,000	Smart & Final	Nike / Blink Fitness / Ross Dress For Less
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	25,283		15	273,000	100%				Marshalls / HomeGoods / CVS / Sears
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	61,737		3	181,000	86%				Target / Marshalls / L.A. Fitness
Kings Court	(5)	San Jose-Sunnyvale-Santa Clara, CA	11,610		8	81,000	100%		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	37,877		8	97,000	90%				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	81,547		12	155,000	94%				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,858	7,992	4	48,000	93%				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	297,111	125,000	50	500,000	90%		66,000	Whole Foods	Nordstrom Rack / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
San Antonio Center	(5)	San Jose-Sunnyvale-Santa Clara, CA	46,690		22	211,000	100%		11,000	Trader Joe's	Walmart / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	1,182,366		45	1,199,000	96%	662			Crate & Barrel / H&M / Best Buy / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	46,037		12	148,000	93%		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	80,675		2	209,000	61%				adidas / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	157,611		44	648,000	97%				Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,670,239		364	5,497,000	94%

NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	103,235		46	408,000	90%		14,000	Trader Joe's	AMC / HomeGoods / Ulta / Burlington
Brook 35	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	48,627	11,500	11	99,000	92%				Banana Republic / Gap / Williams-Sonoma
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	93,790		17	409,000	94%		15,000	Island of Gold	AMC / Kohl's / Michaels
Georgetowne Shopping Center		New York-Newark-Jersey City, NY-NJ-PA	83,658		9	147,000	88%		43,000	Foodway	Five Below / IHOP
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	32,300		13	102,000	93%		46,000	Greenlawn Farms	Tuesday Morning / Planet Fitness
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	23,748		1	35,000	100%				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	30,088		15	133,000	71%		61,000	Shop Rite
Hoboken	(4) (8)	New York-Newark-Jersey City, NY-NJ-PA	215,885	105,410	3	171,000	93%	129			CVS / New York Sports Club / Sephora / Multiple Restaurants
Huntington		New York-Newark-Jersey City, NY-NJ-PA	48,507		21	265,000	90%				Nordstrom Rack / Buy Buy Baby / Michaels / Ulta
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	13,613		18	74,000	81%				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	103,791		21	243,000	100%		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(7)	Trenton, NJ	128,422	55,276	50	551,000	88%		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
The Commons at Darien		Bridgeport-Stamford-Norwalk, CT	83,053		9	58,000	89%	2			Equinox / Walgreens
The Grove at Shrewsbury	(4) (5)	New York-Newark-Jersey City, NY-NJ-PA	127,539	43,600	21	193,000	94%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		New York-Newark-Jersey City, NY-NJ-PA	41,094		19	211,000	100%				Target / L.A. Fitness / Michaels
		Total NY Metro/New Jersey	1,177,350		274	3,099,000	91%

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	31,264		22	270,000	87%		24,000	Acme Markets	Kohl's / L.A. Fitness
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	64,823		23	174,000	96%	87	45,000	Acme Markets	Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,358		28	262,000	82%		47,000	Whole Foods	Buy Buy Baby
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,985		24	156,000	95%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,469		21	223,000	96%		55,000	Redner's Warehouse Markets	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,258		29	362,000	98%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,059		15	227,000	82%				Marshalls / Ulta / Skechers / Crunch Fitness
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,584		17	125,000	85%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	28,667		13	183,000	82%				Marshalls / HomeGoods
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,567		14	249,000	93%	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	335,034		206	2,231,000	90%

New England
Assembly Row / Assembly Square Marketplace	(6)	Boston-Cambridge-Newton, MA-NH	990,967		65	863,000	95%	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,448		15	114,000	96%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	30,486	5,140	37	223,000	93%				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	47,269		19	245,000	90%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	150,812		19	220,000	90%	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,473		17	149,000	95%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	17,079		15	166,000	97%		55,000	Super Stop & Shop	Floor & Décor
		Total New England	1,294,903		215	2,028,000	94%

Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	26,253		24	242,000	79%		16,500	Aldi	Dick's Sporting Goods
Perring Plaza		Baltimore-Columbia-Towson, MD	32,165		29	397,000	88%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore-Columbia-Towson, MD	122,614	52,705	35	315,000	85%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	18,372		4	32,000	96%
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,393		1	4,000	100%	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	26,428		7	80,000	94%		54,000	Giant Food

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2021
Property Name		MSA Description	Real Estate at Cost (1)	Mortgage/Finance Lease Liabilities (2)	Acreage	GLA (3)	% Leased (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
White Marsh Other		Baltimore-Columbia-Towson, MD	31,719		18	70,000	97%
		Total Baltimore	279,944		118	1,140,000	87%

South Florida
Cocowalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	184,059		3	208,000	88%				Cinepolis Theaters / Youfit Health Club / Planta Restaurant
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	73,828		17	186,000	88%		44,000	Winn Dixie	CVS / L.A. Fitness
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	98,597		67	426,000	95%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	356,484		87	820,000	92%

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	35,913		14	168,000	92%				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	41,426		21	280,000	90%				Bed, Bath & Beyond / Buy Buy Baby / Michaels / Portillo's
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,698		11	139,000	97%		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	121,534		17	211,000	91%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	213,571		63	798,000	92%

Other
Barracks Road		Charlottesville, VA	69,574		40	497,000	91%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	33,012		22	264,000	81%		74,000	Stop & Shop	TJ Maxx
Gratiot Plaza		Detroit-Warren-Dearborn, MI	20,098		20	215,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	13,155	5,532	11	126,000	81%		75,000	Giant Food
29th Place		Charlottesville, VA	38,802		15	168,000	96%				HomeGoods / DSW / Staples
Willow Lawn		Richmond, VA	104,412		37	464,000	96%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / Dick's Sporting Goods
		Total Other	279,053		145	1,734,000	92%

Grand Total			$8,780,716	$540,840	1,895	23,322,000	92%	2,869

Notes:
(1)	Includes "Finance lease right of use assets."
(2)	The mortgage or finance lease liabilities differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.
(3)	Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(4)	The Trust has a controlling financial interest in this property.
(5)	All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(7)	All or a portion of the property is subject to finance lease liabilities.
(8)	This property includes 39 buildings primarily along Washington Street and 14th Street in Hoboken, New Jersey.
(9)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2021

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2021	103	100%	506,307	$36.58	$33.64	$1,488,763	9%	17%	7.7	$16,231,682	$32.06
4th Quarter 2020	96	100%	449,783	$32.16	$31.95	$93,635	1%	11%	6.0	$12,945,573	$28.78	(7)
3rd Quarter 2020	98	100%	471,726	$37.38	$37.74	$(169,801)	(1)%	6%	5.6	$16,274,556	$34.50	(7)
2nd Quarter 2020	47	100%	277,681	$28.55	$25.64	$805,618	11%	23%	8.2	$8,590,153	$30.94
Total - 12 months	344	100%	1,705,497	$34.33	$33.03	$2,218,215	4%	13%	6.7	$54,041,964	$31.69

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2021	54	52%	220,014	$39.70	$33.62	$1,337,437	18%	23%	8.5	$14,773,582	$67.15
4th Quarter 2020	39	41%	156,262	$35.65	$37.27	$(253,720)	(4)%	8%	9.1	$12,731,293	$81.47	(7)
3rd Quarter 2020	39	40%	164,712	$36.23	$36.84	$(100,451)	(2)%	5%	8.5	$15,427,773	$93.67	(7)
2nd Quarter 2020	12	26%	122,726	$26.79	$20.36	$789,852	32%	52%	14.9	$8,483,168	$69.12
Total - 12 months	144	42%	663,714	$35.50	$32.83	$1,773,118	8%	17%	9.5	$51,415,816	$77.47

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual (Decrease) Increase in Rent	Cash Basis % (Decrease) Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2021	49	48%	286,293	$34.18	$33.65	$151,326	2%	11%	7.0	$1,458,100	$5.09
4th Quarter 2020	57	59%	293,521	$30.30	$29.12	$347,355	4%	13%	4.0	$214,280	$0.73
3rd Quarter 2020	59	60%	307,014	$38.00	$38.23	$(69,350)	(1)%	7%	4.1	$846,783	$2.76
2nd Quarter 2020	35	74%	154,955	$29.93	$29.83	$15,766	—%	8%	3.4	$106,985	$0.69
Total - 12 months	200	58%	1,041,783	$33.58	$33.15	$445,097	1%	10%	4.8	$2,626,148	$2.52

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2021					110	514,636		$36.94	7.7	$17,005,312	$33.04
4th Quarter 2020					103	468,901		$32.67	6.1	$13,430,989	$28.64
3rd Quarter 2020					101	481,105		$37.66	5.7	$16,304,772	$33.89
2nd Quarter 2020					50	314,679		$26.16	8.2	$9,314,002	$29.60
Total - 12 months					364	1,779,321		$34.10	6.8	$56,055,075	$31.50

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included. See Glossary of Terms for further discussion of information included above.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents annual market rent under the new lease.
(4)	Prior rent represents contractual rent from the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the lease.
(6)	See Glossary of Terms.
(7)	Approximately $0.1 million ($0.03 per square foot) in 4th Quarter 2020 and $0.5 million ($0.90 per square foot) in 3rd Quarter 2020 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in the Projected Cost for those properties on the Summary of Redevelopment Opportunities.
(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)	The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 3 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 3 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2021

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2021	443,000	3%	$22.95	547,000	8%	$38.62	991,000	5%	$31.61
2022	1,704,000	12%	$17.10	877,000	14%	$45.01	2,581,000	12%	$26.59
2023	1,352,000	10%	$20.50	938,000	14%	$44.35	2,290,000	11%	$30.27
2024	2,421,000	17%	$18.12	904,000	14%	$46.63	3,324,000	16%	$25.87
2025	1,613,000	11%	$22.35	780,000	12%	$45.00	2,393,000	11%	$29.73
2026	1,183,000	8%	$22.12	628,000	10%	$49.42	1,811,000	9%	$31.59
2027	1,050,000	7%	$31.18	519,000	8%	$50.42	1,569,000	7%	$37.54
2028	883,000	6%	$20.96	400,000	6%	$52.65	1,283,000	6%	$30.84
2029	1,000,000	7%	$27.72	376,000	6%	$47.15	1,376,000	7%	$33.03
2030	981,000	7%	$28.31	260,000	4%	$50.98	1,242,000	6%	$33.06
Thereafter	1,719,000	12%	$25.01	286,000	4%	$46.43	2,005,000	10%	$28.07
Total (3)	14,349,000	100%	$22.50	6,515,000	100%	$46.35	20,865,000	100%	$29.95

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2021	215,000	1%	$25.42	508,000	8%	$38.41	722,000	3%	$34.55
2022	340,000	2%	$20.68	589,000	9%	$45.05	928,000	4%	$36.13
2023	354,000	2%	$20.08	598,000	9%	$41.27	953,000	5%	$33.39
2024	578,000	4%	$20.61	488,000	7%	$45.04	1,067,000	5%	$31.80
2025	327,000	2%	$24.65	454,000	7%	$43.09	781,000	4%	$35.37
2026	392,000	3%	$24.05	332,000	5%	$50.14	724,000	3%	$36.01
2027	610,000	4%	$20.94	430,000	7%	$48.65	1,039,000	5%	$32.40
2028	657,000	5%	$18.19	383,000	6%	$48.28	1,041,000	5%	$29.27
2029	794,000	6%	$25.06	367,000	6%	$44.25	1,162,000	6%	$31.13
2030	524,000	4%	$19.62	343,000	5%	$45.61	867,000	4%	$29.89
Thereafter	9,558,000	67%	$22.91	2,023,000	31%	$50.31	11,581,000	56%	$27.69
Total (3)	14,349,000	100%	$22.50	6,515,000	100%	$46.35	20,865,000	100%	$29.95

Notes:
(1)	Anchor is defined as a commercial tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as rents on a cash-basis without taking the impacts of rent abatements into account) rent as of March 31, 2021.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of March 31, 2021.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2021

Overall Portfolio Statistics (1)	At March 31, 2021			At March 31, 2020

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	23,322,000	21,411,000	91.8%	24,055,000	22,508,000	93.6%

Residential Properties (units) (5)	2,782	2,673	96.1%	2,794	2,670	95.6%

Comparable Property Statistics (1)	At March 31, 2021			At March 31, 2020

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,521,000	20,643,000	91.7%	22,628,000	21,328,000	94.3%

Residential Properties (5) (units)	2,780	2,671	96.1%	2,780	2,656	95.5%

Notes

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2021, leased percentage was 96.0% for anchor tenants and 83.8% for small shop tenants.
(4)	Occupied percentage was 89.5% and 91.5% at March 31, 2021 and 2020, respectively, and comparable property occupied percentage was 89.4% and 92.3% at March 31, 2021 and 2020, respectively.
(5)	Our residential metrics exclude "The Delwyn," our 87 unit residential building that opened at Bala Cynwyd in late 2020, and is currently in the process of being leased-up for the first time. If these units were included, our total residential units would be 2,869 and our percentage leased would be 94.6%.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2021

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Locations Leased

1	Splunk, Inc.	NR / NR / NR	$25,818,000	3.67%	536,000	2.06%	2
2	TJX Companies, The	A / A2 / NR	$19,605,000	2.78%	984,000	3.78%	31
3	Ahold Delhaize	BBB / Baa1 / BBB+	$15,166,000	2.15%	852,000	3.27%	14
4	Gap, Inc., The	BB- / Ba2 / NR	$12,064,000	1.71%	311,000	1.19%	28
5	L.A. Fitness International LLC	CCC+ / Caa3 / NR	$10,383,000	1.47%	415,000	1.59%	10
6	CVS Corporation	BBB / Baa2 / NR	$9,573,000	1.36%	248,000	0.95%	19
7	Bed, Bath & Beyond, Inc.	B+ / Ba3 / NR	$7,258,000	1.03%	491,000	1.89%	12
8	Home Depot, Inc.	A / A2 / A	$7,193,000	1.02%	478,000	1.84%	6
9	Ross Stores, Inc.	BBB+ / A2 / NR	$6,591,000	0.94%	315,000	1.21%	11
10	Michaels Stores, Inc.	B / Ba3 / NR	$6,383,000	0.91%	327,000	1.26%	14
11	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,318,000	0.90%	289,000	1.11%	6
12	Bank of America, N.A.	A- / A2 / A+	$6,296,000	0.89%	107,000	0.41%	25
13	Kroger Co., The	BBB / Baa1 / NR	$6,162,000	0.88%	529,000	2.03%	11
14	Nordstrom, Inc.	BB+ / Baa3 / BBB-	$6,136,000	0.87%	218,000	0.84%	6
15	Albertsons Companies, Inc. (Acme, Balducci's, Safeway)	BB- / Ba3 / NR	$5,783,000	0.82%	432,000	1.66%	8
16	DSW, Inc	NR / NR / NR	$5,692,000	0.81%	224,000	0.86%	11
17	Best Buy Co., Inc.	BBB / A3 / NR	$5,670,000	0.81%	186,000	0.71%	4
18	AMC Entertainment Inc.	CCC- / Caa3 / NR	$5,424,000	0.77%	233,000	0.90%	5
19	Ulta Beauty, Inc.	NR / NR / NR	$5,388,000	0.77%	152,000	0.58%	14
20	Hudson's Bay Company (Saks)	NR / NR / NR	$5,042,000	0.72%	100,000	0.38%	3
21	Whole Foods Market, Inc.	A+ / A2 / NR	$4,772,000	0.68%	167,000	0.64%	4
22	Starbucks Corporation	BBB+ / Baa1 / BBB	$4,438,000	0.63%	67,000	0.26%	38
23	Wells Fargo Bank, N.A.	BBB+ / A2 / A+	$4,329,000	0.61%	51,000	0.20%	13
24	JPMorgan Chase Bank	A- / A2 / AA-	$4,275,000	0.61%	71,000	0.27%	17
25	Target Corporation	A / A2 / A-	$4,004,000	0.57%	443,000	1.70%	5
	Totals - Top 25 Tenants		$199,763,000	28.37%	8,226,000	31.61%	317

	Total (5):		$704,113,000	(2)	26,027,000	(4)

Notes:
(1)	Credit Ratings are as of March 31, 2021. Subsequent rating changes have not been reflected.
(2)	See Glossary of Terms.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Tenant Diversification by Category
March 31, 2021

The below reflects the breakout of our Annualized Base Rent1 as of March 31, 2021 by type of tenant:

Experiential (5)
2%
Other
7%
Residential
11%
Fitness
4%
Houseware & Furnishings
5%
Office
10%
Health & Beauty
5%
Grocery & Drug
9%
Discount Apparel
8%
Banks & Financial Services
4%
Full Price Apparel
7%
Communications & Home Office (2)
4%
General Merchandise
2%
Restaurants (4)
16%
Other Essential (3)
6%

25% of Annualized Base Rent comes from Essential Retail

21% of Annualized Base Rent comes from Office and Residential

Notes:

(1)	See Glossary of Terms. Excludes redevelopment square footage not yet placed in service.
(2)	Communications & Home Office includes: Telecommunications, Electronics, and Office Supply.
(3)	Other Essential includes: Auto, Liquor, Home Improvement, Pets, and Medical.
(4)	Total Restaurants comprise full service (8%) and quick service (8%).
(5)	Experiential includes: Activity, Cinema, and Entertainment.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
March 31, 2021

The following tables provide a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2021 and 2022. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of May 5, 2021.

	Full Year 2021 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$1.54	$1.70
Adjustments:
Estimated gain on sale of real estate, net	(0.22)	(0.22)
Estimated depreciation and amortization	3.22	3.22
Estimated FFO per diluted share (1)	$4.54	$4.70

	Full Year 2022 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$1.74	$1.94
Adjustments:
Estimated depreciation and amortization	3.31	3.31
Estimated FFO per diluted share (1)	$5.05	$5.25

Note:
(1) See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms
EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate and change in control of interest, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2021 and 2020 is as follows:

	Three Months Ended
	March 31,
	2021	2020
	(in thousands)
Net income	$49,739	$56,441
Interest expense	32,085	28,445
Other interest income	(363)	(308)
Income tax benefit	(262)	(75)
Depreciation and amortization	63,874	62,188
Gain on sale of real estate and change in control of interest	(17,428)	—
Adjustments of EBITDAre of unconsolidated affiliates	970	1,730
EBITDAre	$128,615	$148,421

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.
Property Operating Income: Rental income and mortgage interest income, less rental expenses and real estate taxes.
Overall Portfolio: Includes all operating properties owned in reporting period.
Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.
Annualized Base Rent (ABR): Represents aggregate, annualized in-place contractual (defined as rents billed on a cash basis without taking the impact of rent abatements into account) minimum rent for all occupied spaces as of the reporting period.
Retail Leasing Summary - Lease Rollover Calculation: The rental increases associated with comparable spaces generally include all leases signed for retail space in arms-length transactions reflecting market leverage between landlords and tenants during the period. The comparison between average rent for expiring leases and new leases is determined by including contractual rent on the expiring lease and annual market rent and in some instances, projections of percentage rent, to be paid on the new lease. In atypical circumstances, management may exercise judgement as to how to most effectively reflect the comparability of rents reported in the calculation. As a result of accommodations made to certain tenants to help them stay open during and after the COVID-19 pandemic, we have found it necessary to exercise more judgement in 2020 and 2021 than in prior years in order to appropriately reflect the comparability of rents in the calculation. The change in rental income on comparable space leases is impacted by numerous factors including current market rates, location, individual tenant creditworthiness, use of space, market conditions when the expiring lease was signed, capital investment made in the space and the specific lease structure. Rent abatement and short term rent restructuring agreements that are a result of COVID-19 impacts are not included in this calculation.
Tenant Improvements and Incentives: Represents the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.